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                                                                   EXHIBIT 10.19


                          JOHN Q. HAMMONS HOTELS, INC.
             1999 NON-EMPLOYEE DIRECTOR STOCK AND STOCK OPTION PLAN

This John Q. Hammons Hotels, Inc. 1999 Non-Employee Director Stock and Stock Option Plan (the "Plan"), was duly adopted by t he Board of Directors for John
Q. Hammons Hotels, Inc., a Delaware corporation (the "Company") on February 23, 1999.


                               Article I: Purpose

The purpose of the Plan is to encourage qualified persons to become and remain directors of the Company, and to provide directors of the Company with a direct stake in its success.


                             Article II: Definitions

Unless otherwise defined herein, in this Plan the following terms shall have the following respective meanings:

2.1 "Board of Directors" or the "Board" means the Board of Directors of the Company.

2.2 "Cause" shall mean a finding by the Board that the Grantee has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

2.3 "Chairman of the Board" means the Chairman of the Board of Directors.

2.4 "Committee" means a Committee of the Board, which consists of no fewer than two members of such Board, all of whom meet the criteria of "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i), promulgated pursuant to Section 16 of the Exchange Act.

2.5 "Common Stock" means the shares of Class A Common Stock, par value $.01 per share, of the Company.

2.6 "Director" means a member of the Board.

2.7 "Eligible Director" means a Director who is not an employee of the Company or any of its subsidiaries or other affiliates as of the date of the relevant grant of an Option or shares of Common Stock.

2.8 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.9 "Fair Market Value" of a security means, as of any date, (i) the average of the high and the low price of the security as reported on the consolidated tape of the New York Stock Exchange,

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or if the New York Stock Exchange is closed on such date, the next preceding date on which it was open, or (ii) if the security is not listed for trading on the New York Stock Exchange, but is listed for trading on another national securities exchange or the NASDAQ National Market, the closing price, of the security as reported on the consolidated transaction reporting system applicable to such security, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (iii) if the security is not listed for trading on a national securities exchange or the NASDAQ National Market, but is listed on the NASDAQ SmallCap Market, the average of the closing bid and asked prices, regular way, on the NASDAQ SmallCap Market or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported. If the shares of Stock are not listed on any of these markets, Fair Market Value shall be determined by the Board in good faith.

2.10 "Grantee" means the holder of an Option or any person entitled to exercise an Option or any person granted Common Stock under the Plan.

2.11 "Option" means a right to purchase Common Stock granted under this Plan.


                           Article III: Administration

Subject to the provisions of the Plan, the Board or the Committee shall have the power to construe and interpret the Plan, to determine all questions arising thereunder, and to adopt and amend rules for the administration of the Plan; provided, however, that no such interpretation or rule shall change the number of Options or shares that may be granted under the Plan or the terms upon which, or the times at which, or the periods within which, such Options may be exercised. Any actions of the Board or the Committee shall otherwise maintain the applicable exemption from short-swing profits liability under Section 16 of the Exchange Act. Any decision of the Board in the administration of the Plan shall be final.


                       Article IV: Amount of Common Stock

The aggregate number of shares of Common Stock in respect of which Options may be exercised and shares of Common Stock which may be granted shall not exceed 500,000, subject to adjustment pursuant to Article VII. Such shares of Common Stock shall be previously-issued shares reacquired by the Company. If any Options terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such terminated or expired Options.

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                           Article V: Grant of Options

5.1 Annual Grants of Options and Common Stock. Commencing with the 1999 annual meeting of stockholders, each Eligible Director who is in office on the day immediately after the election of directors at an annual meeting of the stockholders of the Company:

     (i) shall automatically be granted a number of shares of Common Stock with a Fair Market Value equal to $10,000 on the date of grant, and

     (ii) shall automatically be granted an option to purchase 10,000 shares of Common Stock.

5.2 Term of Options. Each Option shall have a term ("Term") of 10 years beginning on the date of grant, unless earlier terminat ed as provided herein.

5.3 Exercise Price. The purchase price per share of Common Stock subject to an Option (the "Exercise Price") shall be the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment pursuant to Article VII.

5.4 Option Agreements. Each Option shall be evidenced by an agreement in such form as the Board or Committee shall prescribe from time to time and shall be consistent with the Plan.


                         Article VI: Exercise of Options

6.1 Vesting. Each Option granted under the Plan shall be exercisable in respect of twenty five percent of the number of shares of Stock subject to the Option on each of the first four anniversaries of the date on which the Option was granted. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable prior to the termination of the Option.

6.2 Exercise. An Option shall be exercised, in whole or in part by delivery during the Term to the Company of (i) written notice of the exercise specifying the number of shares to be purchased and (ii) full payment in cash for the shares of Common Stock being acquired thereunder. Such delivery may occur on any business day, at the Company's principal office, addressed to the attention of the Secretary.

6.3 Exercise After Termination of Directorship. If a person shall cease to be a Director for any reason other than for Cause while holding an unexpired Option that has not been fully exercised, such Option shall terminate three months thereafter; provided that such person, or in the case of the Director's death or adjudication of incompetency, the Director's executor, administrator, distributees, guardian or legal representative, as the case may be, may exercise the Option (to the extent that it was exercisable pursuant to Section 6.1 on the date the person ceased to be a Director) at any time until the earlier to occur of (i) one year after the date such person ceased to be a Director, or (ii) the expiration of the Term of such Option. If a person ceases to be a

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member of the Board for "Cause," any option held by the Grantee shall terminate as of the date the Grantee ceases to be a member of the Board.

                     Article VII: Changes in Capitalization

7.1 Adjustments. If the outstanding Common Stock is changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, rights offering, combination, spin-off, exchange of shares, or the like, an appropriate adjustment shall be made by the Board to (i) the aggregate number of shares then-remaining available under the Plan, (ii) the number of shares of Common Stock in respect of which Options and Common Stock are subsequently to be granted, and (iii) to the extent that the following adjustments are necessary to preserve the economic value of unexercised Options, the number or type of shares of capital stock subject to, and the exercise price of, outstanding Options.

7.2 No Fractional Shares. If a fraction of a share would otherwise result from any adjustment pursuant to Section 7.1, the adjusted share amount shall be rounded to the nearest whole number.


                           Article VIII: Miscellaneous

8.1 Options Non-Transferable. An Option shall not be transferable by its Grantee except by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or his or her guardian or legal representative; provided, however, that a Grantee may in a manner and to the extent permitted by the Board or Committee (a) designate in writing a beneficiary to exercise an Option after his or her death or (b) transfer an Option to a revocable, inter vivos trust as to which the Grantee is the settler and trustee.

8.2 Expenses. The expenses of the Plan shall be borne by the Company. Any taxes imposed on a Grantee upon exercise of an Option or receipt of a grant of Common Stock shall be paid by such Grantee.

8.3 No Right to Re-Election. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained or re-elected as a Director.

8.4 Securities Registration. The Company shall not be obligated to deliver any shares of Common Stock hereunder until there has been compliance with all applicable state and federal securities laws; provided, however, that the Company shall use all reasonable efforts to cause any such compliance.

8.5 Rule 16b-3. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Plan administrators, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

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8.6  Taxes.  The Company  shall not be required to issue  shares of Common Stock upon the exercise of an Option unless the Grantee shall first pay to the Company such amount, if any, as may be requested by the Company to satisfy any liability to withhold federal, state, local or foreign income or other taxes relating to such exercise.

8.7 Rights as Stockholder. A Grantee shall not by reason of any Option have any right as a stockholder of the Company with respect to the shares of Common Stock which may be deliverable upon exercise of such Option until such shares have been delivered to him or her.

8.8 Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

8.9 Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.


                              Article IX: Amendment
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The Plan may be amended from time to time by the Board as it shall deem advisable, including amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that no amendment to the Plan may be made which changes (i) the criteria for Eligible Directors or
(ii) the vesting conditions, term of exercisability, grant timing, grant amount or exercise price of Options in a manner that causes the plan to be other than a "formula plan" as defined under applicable SEC regulations promulgated pursuant to Section 16 of the Exchange Act. No amendment of the Plan shall adversely affect the rights of any Grantee under an Option without the consent of such Grantee.


                             Article X: Termination
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The Plan shall terminate on February 23, 2009, unless sooner terminated by the
Board. Any termination of the Plan shall not affect any Option then outstanding. The Company may retain the right in an Option Agreement to cause a forfeiture of the shares of Stock or gain realized by an Optionee on account of that Optionee taking actions prohibited by the applicable Option Agreement.